Exhibit  99(c)



                       FORM 11-K


          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


(Mark One)

[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


For the year ended       December 31, 1993
                   -------------------------------------

                          OR

[ ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


For the transition period from             to
                               -----------    ----------

Commission file number       33-28669
                       ---------------------------------





              RETIREMENT SAVINGS PLAN OF
        PHILLIPS PETROLEUM COMPANY SUBSIDIARIES
               (Full title of the Plan)





              PHILLIPS PETROLEUM COMPANY
            (Name of issuer of securities)





        Bartlesville, Oklahoma                  74004
(Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements
     --------------------

Financial statements of the Retirement Savings Plan of Phillips
Petroleum Company Subsidiaries, filed as a part of this annual report, are listed in the accompanying index.

(b)  Exhibits
     --------

Exhibit 1   Consent of Ernst & Young.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Retirement Savings Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RETIREMENT SAVINGS PLAN OF
                          PHILLIPS PETROLEUM COMPANY SUBSIDIARIES



                                  /s/ L. F. Francis
                          ---------------------------------------
                                      L. F. Francis
                                          Member
                             Retirement Savings Plan Committee



June 22, 1994

- - - -----------------------------------------------------------------
Index To Financial Statements          Retirement Savings Plan Of
And Schedule                           Phillips Petroleum Company
                                                     Subsidiaries


                                                             Page

Report of Independent Auditors .............................   3


Financial Statements

  Statement of Net Assets Available for Benefits
    at December 31, 1993 ...................................   4


  Statement of Net Assets Available for Benefits
    at December 31, 1992 ...................................   5


  Statement of Changes in Net Assets Available for Benefits
    for the Year Ended December 31, 1993 ...................   6


  Statement of Changes in Net Assets Available for Benefits
    for the Year Ended December 31, 1992 ...................   7


  Statement of Changes in Net Assets Available for Benefits
    for the Year Ended December 31, 1991 ...................   8


  Notes to Financial Statements ............................   9


Supplemental Schedule

  Schedule of Assets Held for Investment Purposes at
    December 31, 1993 ......................................  12

- - - ------------------------------------------------------------------
Report Of Independent Auditors



The Retirement Savings Plan Committee
Retirement Savings Plan of Phillips
  Petroleum Company Subsidiaries


We have audited the financial statements of the Retirement Savings Plan of Phillips Petroleum Company Subsidiaries (Plan) listed in the accompanying index to financial statements and schedule.
These financial statements are the responsibility of the Retirement Savings Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements listed in the accompanying index to financial statements and schedule present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 1993, is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the basic financial statements. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, is fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.

                                    /s/ ERNST & YOUNG
                                        -------------
                                        ERNST & YOUNG
Tulsa, Oklahoma
June 22, 1994

- - - --------------------------------------------------------------------
Statement Of Net Assets                   Retirement Savings Plan Of
Available For Benefits                    Phillips Petroleum Company
                                                        Subsidiaries

At December 31, 1993

                                          Fixed            Temporary
                                     Investment    Stock  Investment
                              Total        Fund     Fund        Fund
                        --------------------------------------------
Assets
Investments
  Insurance contract    $11,502,213  11,502,213        -           -
  Common stock              538,994           -  538,994           -
  Money market fund          15,186           -    6,185       9,001
- - - --------------------------------------------------------------------
                         12,056,393  11,502,213  545,179       9,001
Cash                            201           -      100         101
Interest Receivable              32           -       15          17
Employee Deposits
  Receivable                  9,229           -        -       9,229
Employer Contributions
  Receivable                 22,809      22,809        -           -
Interfund Receivable
  (Payable)                       -      17,467      881     (18,348)
- - - --------------------------------------------------------------------
Total Assets             12,088,664  11,542,489  546,175           -

Liabilities
Cash Distributions
  Payable                   202,891     202,891        -           -
- - - --------------------------------------------------------------------

Net Assets Available
  for Benefits          $11,885,773  11,339,598  546,175           -
====================================================================


Number of Units                       3,296,259  148,835
Unit Values                             $3.4401   3.6697
- - - --------------------------------------------------------------------
See Notes to Financial Statements.

- - - --------------------------------------------------------------------
Statement Of Net Assets                   Retirement Savings Plan Of
Available For Benefits                    Phillips Petroleum Company
                                                        Subsidiaries

At December 31, 1992

                                          Fixed            Temporary
                                     Investment    Stock  Investment
                              Total        Fund     Fund        Fund
                        --------------------------------------------
Assets
Investments
  Insurance contract    $10,833,871  10,833,871        -           -
  Common stock              445,240           -  445,240           -
  Money market fund          19,023           -   10,357       8,666
- - - --------------------------------------------------------------------
                         11,298,134  10,833,871  455,597       8,666
Cash                            201           -      100         101
Interest Receivable              45           -       27          18
Employee Deposits
  Receivable                  8,603           -        -       8,603
Employer Contributions
  Receivable                 21,530      21,530        -           -
Interfund Receivable
  (Payable)                       -      16,988      400     (17,388)
- - - --------------------------------------------------------------------
Total Assets             11,328,513  10,872,389  456,124           -

Liabilities
Cash Distributions
  Payable                    49,304      49,304        -           -
- - - --------------------------------------------------------------------

Net Assets Available
  for Benefits          $11,279,209  10,823,085  456,124           -
====================================================================


Number of Units                       3,390,305  147,975
Unit Values                             $3.1924   3.0824
- - - --------------------------------------------------------------------
See Notes to Financial Statements.

- - - ----------------------------------------------------------------------
Statement Of Changes In Net                 Retirement Savings Plan Of
Assets Available For Benefits               Phillips Petroleum Company
                                                          Subsidiaries

Year Ended December 31, 1993

                                            Fixed            Temporary
                                       Investment    Stock  Investment
                                Total        Fund     Fund        Fund
                          --------------------------------------------
Additions
Contributions and Deposits
  Participating Employer
    contributions         $   529,518     529,518        -           -
  Employee deposits           109,001           -        -     109,001
- - - ----------------------------------------------------------------------
                              638,519     529,518        -     109,001
- - - ----------------------------------------------------------------------
Investment Income
  Interest                    814,891     814,493      211         187
  Dividends                    20,364           -   20,364           -
  Net appreciation             66,240           -   66,240           -
- - - ----------------------------------------------------------------------
                              901,495     814,493   86,815         187
- - - ----------------------------------------------------------------------
Total Additions             1,540,014   1,344,011   86,815     109,188
- - - ----------------------------------------------------------------------

Deductions
Cash Withdrawals and
  Distributions               927,850     927,850        -           -
Forfeitures                     5,600       5,600        -           -
- - - ----------------------------------------------------------------------
Total Deductions              933,450     933,450        -           -
- - - ----------------------------------------------------------------------

Allocation of Deposits
  and Earnings                      -     105,952    3,236    (109,188)
- - - ----------------------------------------------------------------------

Net Increase                  606,564     516,513   90,051           -

Net Assets Available
  for Benefits
Beginning of Year          11,279,209  10,823,085  456,124           -
- - - ----------------------------------------------------------------------

End of Year               $11,885,773  11,339,598  546,175           -
======================================================================
See Notes to Financial Statements.

- - - ----------------------------------------------------------------------
Statement Of Changes In Net                 Retirement Savings Plan Of
Assets Available For Benefits               Phillips Petroleum Company
                                                          Subsidiaries

Year Ended December 31, 1992

                                            Fixed            Temporary
                                       Investment    Stock  Investment
                                Total        Fund     Fund        Fund
                          --------------------------------------------
Additions
Contributions and Deposits
  Participating Employer
    contributions         $   250,828     250,828        -           -
  Employee deposits           110,645           -        -     110,645
- - - ----------------------------------------------------------------------
                              361,473     250,828        -     110,645
- - - ----------------------------------------------------------------------
Investment Income
  Interest                    842,893     842,385      265         243
  Dividends                    19,609           -   19,609           -
  Net appreciation             18,935           -   18,935           -
- - - ----------------------------------------------------------------------
                              881,437     842,385   38,809         243
- - - ----------------------------------------------------------------------
Total Additions             1,242,910   1,093,213   38,809     110,888
- - - ----------------------------------------------------------------------

Deductions
Cash Withdrawals and
  Distributions               402,225     402,225        -           -
Forfeitures                     9,560       9,560        -           -
- - - ----------------------------------------------------------------------
Total Deductions              411,785     411,785        -           -
- - - ----------------------------------------------------------------------

Allocation of Deposits
  and Earnings                      -     107,125    3,763    (110,888)
- - - ----------------------------------------------------------------------

Interfund Transfers                 -       5,773   (5,773)          -
- - - ----------------------------------------------------------------------

Net Increase                  831,125     794,326   36,799           -

Net Assets Available
  for Benefits
Beginning of Year          10,448,084  10,028,759  419,325           -
- - - ----------------------------------------------------------------------

End of Year               $11,279,209  10,823,085  456,124           -
======================================================================
See Notes to Financial Statements.

- - - ----------------------------------------------------------------------
Statement Of Changes In Net                 Retirement Savings Plan Of
Assets Available For Benefits               Phillips Petroleum Company
                                                          Subsidiaries

Year Ended December 31, 1991

                                            Fixed            Temporary
                                       Investment    Stock  Investment
                                Total        Fund     Fund        Fund
                          --------------------------------------------
Additions
Contributions and Deposits
  Participating Employer
    contributions         $   252,358     252,358        -           -
  Employee deposits           108,816           -        -     108,816
- - - ----------------------------------------------------------------------
                              361,174     252,358        -     108,816
- - - ----------------------------------------------------------------------
Investment Income
  Interest                    847,187     846,267      520         400
  Dividends                    19,092           -   19,092           -
  Net depreciation            (37,876)          -  (37,876)          -
- - - ----------------------------------------------------------------------
                              828,403     846,267  (18,264)        400
- - - ----------------------------------------------------------------------
Total Additions
  (Deductions)              1,189,577   1,098,625  (18,264)    109,216
- - - ----------------------------------------------------------------------

Deductions
Cash Withdrawals and
  Distributions               366,288     366,288        -           -
Forfeitures                     3,591       3,591        -           -
- - - ----------------------------------------------------------------------
Total Deductions              369,879     369,879        -           -
- - - ----------------------------------------------------------------------

Allocation of Deposits
  and Earnings                      -     101,915    7,301    (109,216)
- - - ----------------------------------------------------------------------

Interfund Transfers                 -      19,710  (19,710)          -
- - - ----------------------------------------------------------------------

Net Increase (Decrease)       819,698     850,371  (30,673)          -

Net Assets Available
  for Benefits
Beginning of Year           9,628,386   9,178,388  449,998           -
- - - ----------------------------------------------------------------------

End of Year               $10,448,084  10,028,759  419,325           -
======================================================================
See Notes to Financial Statements.

- - - -----------------------------------------------------------------
Notes To Financial Statements          Retirement Savings Plan Of
                                       Phillips Petroleum Company
                                                     Subsidiaries

Note 1--Plan Description

The following description of the Retirement Savings Plan of Phillips Petroleum Company Subsidiaries (Plan) is subject to and qualified by the more complete information appearing in the Plan document.

The Plan is a defined contribution plan sponsored by Phillips Petroleum Company (Company) for any subsidiary which the Company approves for participation in the Plan and which has adopted and become a party to the Plan for the current participation of their active employees (Participating Employer). For the three-year period ending December 31, 1993, Phillips Driscopipe, Inc. (with respect to hourly employees only) was the only Participating Employer.

Other subsidiaries having present or former employees holding interests in the Plan are Catalyst Resources, Inc. (sold March 30, 1994), Drilling Specialties Company, Phillips Coal Company and Phillips Uranium Corporation (now liquidated).

Generally, an employee of a Participating Employer becomes a participant after completing a six-month period of service of 500 or more hours. Participation in the Plan by each eligible employee is mandatory. Although not required to do so, a participant may make deposits, in whole percentages, ranging from 1 to 10 percent of his regular monthly earnings. A participant may elect to change his deposit rate once each six months. Phillips Driscopipe, Inc. contributes an amount equal to 5 percent of a participant's regular monthly earnings.

Deposits and contributions are placed in a Trust fund which is administered by the WestStar Bank, N.A., Bartlesville, Oklahoma (Trustee). The Trust fund consists of the Stock Fund, the Fixed Investment Fund and the Temporary Investment Fund. Investments for each fund are as follows: Stock Fund (common stock of the Company); Fixed Investment Fund (an insurance contract with The Travelers Insurance Company under which Travelers guarantees repayment of the principal paid to it and a minimum effective rate of interest thereon) and Temporary Investment Fund (specified short-term securities). The interest of participants in each fund is represented by units allocated to them. Unit values reflected in the accompanying statements are based on aggregate fund values and aggregate units.

Participant deposits are placed first in the Temporary Investment Fund for about 30 days. Deposits and earnings thereon are then paid into the Stock Fund or the Fixed Investment Fund as directed by the participant. Participants may direct that their deposits be invested entirely in either the Stock Fund or Fixed Investment Fund or allocated between them in multiples of 10 percent. No investment directions may be made with respect to Participating Employer contributions, all of which are invested only in the Fixed Investment Fund. Investment directions may be changed once each year.

The Plan allows limited transfers between the Stock Fund and the Fixed Investment Fund.

A participant's interest in his own deposits is vested at all times. His interest in Participating Employer contributions becomes fully vested on the earliest of the following dates:
(a) upon attainment of age 65 or upon his normal retirement;
(b) upon completing five years of vesting service; (c) upon his death; (d) upon becoming totally disabled; (e) upon being laid off for lack of work; (f) upon termination or partial termination of the Plan or discontinuance of Participating Employer contributions; or (g) upon certain other events.

Partial vesting takes place in one year increments, with complete vesting after five years of vesting service. A participant who has made deposits may withdraw any amount attributable to those deposits. Withdrawals of deposits may be made only once each six months. Suspensions of three and six months apply for partial and complete withdrawals, respectively.

A participant's interest in the contributions of a Participating Employer becomes available for distribution upon specified events, including separation from service or retirement. Termination of employment will result in forfeiture of Participating Employer contributions if a participant's interest attributable to those Participating Employer contributions is not vested. A participant who retires may elect a special deferral to a date no later than the February valuation date following the year of attainment of age 70 1/2.

Distributions from the Fixed Investment Fund are in cash while those from the Stock Fund are in whole shares of the Company's common stock plus cash for fractional shares unless the participant directs that the distribution be wholly or partially in cash. Distribution in the form of an annuity is also available, as set forth in the Plan.

In the event of termination of the Plan, participants and beneficiaries of deceased participants will be vested with respect to, and will receive, within a reasonable time, any funds in their accounts as of the date of the termination.

The Plan is administered by the Retirement Savings Plan
Committee, a Plan Financial Administrator and a Plan Benefits
Administrator.  The members of the Committee are appointed by the

Board of Directors of the Company. The Committee has power to interpret the Plan and the Plan Benefits Administrator has the authority to determine eligibility for benefits. Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase or sale of securities are paid by the Plan. The cost of administering the Plan is shared by the Participating Employers on a mutually agreeable basis.


Note 2--Investments

Common stock of the Company is valued at the closing quoted market price on the valuation date. The value of the insurance contract represents contributions plus interest credited less distributions. The money market fund is valued at the current redemption price determined by the Trustee.


Note 3--Taxes

The Internal Revenue Service (IRS) has determined that the Plan, as amended through October 28, 1985, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan. The Committee is not aware of any activity that would affect the qualified status of the Plan.


Note 4--Additional Company Contributions

In accordance with the Plan document and Treasury regulations, the Company made additional contributions totaling $258,745 to the Plan in 1993 related to Plan years 1987, 1988 and 1989. These contributions were required by retroactive application of new requirements under Internal Revenue Code Section 414(s), which provides rules for nondiscrimination in the definition of plan compensation. The change in the definition of compensation resulted in additional benefits and additional required contributions.

- - - ------------------------------------------------------------------------------
Schedule of Assets Held for                         Retirement Savings Plan Of
Investment Purposes                                 Phillips Petroleum Company
Item 27a                                                          Subsidiaries
                                                      EIN 73-0400345, Plan 010


At December 31, 1993


                     Description of investment          Thousands of Dollars
Identity of issue,   including maturity date, rate of  -----------------------
borrower, lessor,    interest, collateral, par or      Historical    Current
or similar party     maturity value                       Cost        Value
- - - -------------------- --------------------------------  -----------  ----------

The Travelers        Group Annuity Contract GR-10462,
  Insurance Company*   deposit administration fund     $11,502,213  11,502,213

Phillips Petroleum   18,586 shares of common stock,
  Company*             $1.25 par value                     300,261     538,994

WestStar Bank, N.A.* 15,186 units of participation
                       in the Shearson Treasury Trust
                       Fund, a money market account         15,186      15,186
                                                       -----------  ----------

                                                       $11,817,660  12,056,393
                                                       ===========  ==========


*Party-in-interest

                                                        Exhibit 1





                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-28669) pertaining to the Retirement Savings Plan of Phillips Petroleum Company Subsidiaries and in the related Prospectus of our report dated June 22, 1994, with respect to the financial statements and schedule of the Retirement Savings Plan of Phillips Petroleum Company Subsidiaries included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                    /s/ ERNST & YOUNG
                                        -------------
                                        ERNST & YOUNG
Tulsa, Oklahoma
June 22, 1994

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